UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 18, 2014

Midstates Petroleum Company, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35512 (Commission file number)	45-3691816 (I.R.S. employer identification number)

4400 Post Oak Parkway, Suite 1900

Houston, Texas 77027

(Address of principal executive offices, including zip
code)

(713) 595-9400

(Registrant’s telephone number, including area code:)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mark E. Eck as Executive Vice President and Chief Operating Officer

On December 23, 2014, Midstates Petroleum Company, Inc. (“the Company”) appointed Mark E. Eck as Executive Vice President and Chief Operating Officer of the Company, effective December 29, 2014.

Pursuant to his offer letter, Mr. Eck’s annual base salary as Executive Vice President and Chief Operating Officer will be $400,000 and his 2015 annual cash bonus opportunity will be 200% of his base salary.  Mr. Eck also will be eligible for awards under the Company’s 2012 Long-Term Incentive Plan (the “LTIP”).  Mr. Eck will receive a sign-on bonus of $400,000 in cash, fifty percent of which will be paid upon the commencement of his employment and the remaining fifty percent of which will be paid on the six-month anniversary of the date of his employment; provided, that the sign-on bonus, or any portion thereof will be required to be repaid if he leaves the Company during the one-year period following the date of his employment.  In addition, Mr. Eck will receive an award of time-vested restricted stock, which will vest in three equal installments on the first three anniversaries of the commencement of his employment with the Company, subject to his continued employment with the Company.  The number of shares of restricted stock granted will be determined by dividing $400,000 by the 10-trading day average closing price of the Company’s common shares prior to the commencement of his employment with the Company.

Mr. Eck, age 56, most recently served as Vice President, Business Development for Samson Resources from December 2012 to October 2013. Prior to that, he served as Vice President, Operations and Midstream for Samson from March 2012 to December 2012 and General Manager, Haynesville from March 2010 to February 2012. Prior to Samson, Mr. Eck served as the Business Development Manager for SM Energy Company from March 2008 to February 2010 and their Manager of Supply Chain Management from April 2007 to February 2008. Before SM Energy, Mr. Eck was the Business Development Manager and Project Engineer for Springfield Underground from 2000 to 2007 and served in various positions with ARCO Oil & Gas Company from 1981 to 2000. Mr. Eck received his Bachelor’s degree in Mechanical Engineering from Missouri-Rolla University in 1980. There are no understandings or arrangements between Mr. Eck and any other person pursuant to which Mr. Eck was selected to serve as an executive officer of the Company. There are no relationships between Mr. Eck and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934.

A copy of the press release naming Mr. Eck as the Company’s Executive Vice President and Chief Operating Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In addition, on December 23, 2014, the Company entered into an employment agreement with Mr. Eck (the “Eck Agreement”), effective December 29, 2014. The initial term of the Eck

Agreement commences on December 29, 2014 and ends on December 29, 2016, subject to earlier termination upon notice or certain other conditions, and may will be extended for successive one-year terms if neither party to gives the other party notice of their intention to terminate the Eck Agreement 60 days’ prior to the end of the term.

The Eck Agreement provides Mr. Eck with certain severance benefits if his employment is terminated due to death or disability, by the Company without Cause (as defined in the Eck Agreement), or by Mr. Eck for Good Reason (as defined in the Eck Agreement), including in connection with a Change in Control (as defined in the Eck Agreement). Specifically, the Eck Agreement provides that, upon a termination of Mr. Eck’s employment by the Company without Cause or by Mr. Eck for Good Reason, Mr. Eck will receive, among other benefits, a cash severance payment at least equal to 18 months of his base salary plus one times the average of his prior three annual bonuses (or, if employed for less than three years, the average of his annual bonuses for the years employed or 80% of his base salary if he has not yet received a full year annual bonus). In addition, if Mr. Eck’s employment is terminated by the Company without Cause or if Mr. Eck terminates employment for Good Reason, in each case within one year following a Change in Control, then the Company shall provide Mr. Eck (1) a lump sum payment equal to two times the sum of (i) Mr. Eck’s annual base salary at the time of termination, plus (ii) the largest annual bonus paid to Mr. Eck during the prior three years and (2) accelerated vesting of all unvested awards under the LTIP.

The foregoing description of the Eck Agreement is not complete and is qualified in its entirety by reference to the complete document, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Retirement of Dexter Burleigh

On December 19, 2014, Dexter Burleigh, the Company’s Senior Vice President — Strategic Planning and Treasury, notified the Company of his intent to retire from his current position, effective January 1, 2015.

In connection with Mr. Burleigh’s retirement, Mr. Burleigh entered into an agreement (the “Separation Agreement”) with the Company pursuant to which Mr. Burleigh shall resign as an officer of the Company, effective January 1, 2015.  Upon his execution of a waiver and release, Mr. Burleigh will receive his target bonus for 2014 in the amount of $188,500 and a lump sum severance payment of $456,761, representing 12 months of his annual base salary plus his average annual bonus for the prior three years.

With respect to Mr. Burleigh’s outstanding awards under the LTIP, the Separation Agreement provides that all unvested shares of restricted common stock will vest as of the date of the Separation Agreement.

The Separation Agreement contains non-competition, non-solicitation and non-disparagement provisions, provisions regarding reimbursement for continued health insurance coverage and a waiver and release. The non-competition and non-solicitation restrictions continue for one year following Mr. Burleigh’s date of departure.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the complete document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Compensation Actions for Nelson Haight, Senior Vice President, Chief Financial Officer and Chief Accounting Officer

On December 18, 2014, the Compensation Committee of the Company’s Board of Directors approved the following compensation package for Nelson Haight, the Company’s Senior Vice President, Chief Financial Officer and Chief Accounting Officer, effective January 1, 2015: (a) an annual base salary of $375,000; (b) a target annual short-term incentive award equal to 80% of base salary; (c) a target long-term incentive grant equal to 200% of base salary; (d) a cash retention award in the amount of $750,000, payable in three equal installments on January 1, 2015, June 1, 2015 and December 1, 2015, subject to his continued employment with the Company through the date of payment; and (e) a grant of time-vested restricted stock under the LTIP with a grant date of January 1, 2015, which will vest on the one-year anniversary of the date of grant, subject to his continued employment with the Company.  The number of shares of restricted stock will be determined by dividing $750,000 by the 10-trading day average closing price of the Company’s shares prior to the grant date. The grant of time-vested restricted stock is in lieu of Mr. Haight’s regular 2015 LTIP grant that would have been granted in February 2015 and it, along with the cash retention award, is being made in connection with the relocation of Mr. Haight’s position to the Company’s new corporate headquarters in Tulsa, Oklahoma. Mr. Haight will also be reimbursed for certain actual living and travel expenses related to the relocation of his position to Tulsa.

The foregoing description of the cash retention award does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Cash Retention Award, which was filed as Exhibit 10.1 to the Company’s Form 8-K filed on June 9, 2014 and is incorporated herein by reference. The foregoing description of the grant of time-vested restricted stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Midstates Petroleum Company, Inc. 2012 Long-Term Incentive Plan Form of Restricted Stock Agreement (Time Vesting), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 27, 2013 and is incorporated herein by reference.

Item 9.01                                                 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Employment Agreement, dated effective December 29, 2014, between Midstates Petroleum Company, Inc. and Mark E. Eck.
10.2	—	Separation Agreement and General Release of Claims, dated

effective January 1, 2015, between Midstates Petroleum Company, Inc. and Dexter Burleigh.

99.1	—	Press Release, dated December 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: December 24, 2014
	By:	/s/ Eric J. Christ
Eric J. Christ
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

No.		Description

10.1	—	Employment Agreement, dated effective December 29, 2014, between Midstates Petroleum Company, Inc. and Mark E. Eck.

10.2	—	Separation Agreement and General Release of Claims, dated effective January 1, 2015, between Midstates Petroleum Company, Inc. and Dexter Burleigh.

99.1	—	Press Release, dated December 23, 2014.